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                                                                    EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of EOG Resources, Inc on Form S-8 of our report dated June 1, 2001, appearing in the Annual Report on Form 11-K of EOG Resources, Inc. Savings Plan for the year ended December 31, 2000.



Deloitte & Touche LLP
Houston, Texas
June 15, 2001